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                                                                   EXHIBIT 10.9

                               PROMISSORY NOTE





$3,000,000                                                   SEPTEMBER 28, 1996



    FOR VALUE RECEIVED, the undersigned, LDM INDUSTRIES INC., a Michigan corporation (the "Maker"), hereby promises to pay to the order of MICHAEL POLSELLI (the "Holder"), the principal sum of Three Million and No/100 Dollars ($3,000,000), together with interest at the rate of six and one-half percent (6-1/2%) per annum, payable in twenty-three (23) monthly installments of principal of Ninety Thousand and No/100 Dollars ($90,000) each, together with accrued interest, beginning on October 27, 1996 and one final payment on or before September 27, 1998, equal to the entire outstanding balance of this Note, together with accrued interest.

    Maker shall be in default ("Default") under this Note, upon any failure of Maker to make any payment when due under this Note or the breach of any other term or provision of this Note. Upon the occurrence of a Default which remains uncured for a period of thirty (30) days, the entire amount due under this Note, together with all accrued interest, shall automatically and immediately become due and payable without notice or demand and shall bear interest at a rate of eight percent (8%) per annum.

    The Maker waives presentment for payment, demand, notice of non-payment, protest and notice of protest of this Note. Any forbearance by the Holder in exercising any right or remedy hereunder or otherwise afforded by applicable law, shall not be a waiver or preclude the exercise of any right or remedy by the Holder. The acceptance by the Holder of any sum payable hereunder after the due date of such payment shall not be a waiver of the right of the Holder to require prompt payment when due of all other sums payable hereunder or to declare a Default for failure to make prompt payment.

    This Note shall be governed by and construed in accordance with the laws of the State of Michigan notwithstanding the fact that either the Maker or Holder is or may be domiciled in another state or country.

    Whenever possible, each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or made invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of said provision or remaining provisions of this Note.


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    THE OBLIGATIONS EVIDENCED BY THIS NOTE ARE SUBJECT TO A DEBT SUBORDINATION
AGREEMENT DATED AS OF SEPTEMBER 28, 1996,  OR ANY SUBSTITUTION OR
REPLACEMENT THEREFOR GIVEN BY THE HOLDER IN FAVOR OF THE HUNTINGTON NATIONAL BANK (THE "BANK"), UNDER WHICH THIS NOTE AND THE OBLIGATIONS OF MAKER HEREUNDER ARE SUBORDINATED TO THE FULL PAYMENT OF ALL OF MAKER'S OBLIGATIONS TO THE BANK.


                                        LDM INDUSTRIES INC., a Michigan
                                        corporation



                                        By:  [SIG]
                                            -------------------------------

                                        Its:
                                            -------------------------------



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